UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2026

Definitive Healthcare Corp.

(Exact name of Registrant as Specified in Its Charter)

Commission File Number 001-40815

Delaware		86-3988281
(State of Incorporation)		(IRS Employer Identification No.)
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices)

(508) 720-4224
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On August 28, 2026, the Board of Directors (the “Board”) of Definitive Healthcare Corp. (the “Company”) appointed Clay Ritchey as the Company’s Chief Executive Officer and as a member of the Board, effective September 8, 2026.

Mr. Ritchey, age 55, most recently served as Advisor to the Board of Verato since June 2026, following his tenure as Chief Executive Officer of Verato, a leading master data management company, from April 2021 to May 2026. Prior to Verato, Mr. Ritchey held senior leadership positions at multiple healthcare-focused technology companies, including serving as Chief Executive Officer of Evariant from March 2017 to April 2020 (prior to its acquisition by Healthgrades), Chief Marketing Officer of Imprivata from October 2013 to March 2017, and Chief Executive Officer of Equinox Healthcare from April 2010 to April 2013 (where he led the sale of the company to AxelaCare Health Solutions). Earlier in his career, Mr. Ritchey held senior marketing and go-to-market positions with Hill-Rom and Kronos. Mr. Ritchey served on the boards of directors of Verato, Evariant and Equinox Healthcare from April 2021 to May 2026, March 2017 to April 2020, and April 2010 to April 2013, respectively. Each of these companies was privately held.

In connection with Mr. Ritchey’s appointment, the Company entered into an employment agreement with Mr. Ritchey, dated August 28, 2026 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Ritchey will receive an annual base salary of $500,000 and will be eligible to participate in the Company’s annual bonus program with a target bonus of 87.5% of base salary. Mr. Ritchey will also be eligible to receive annual equity awards under the Company’s 2021 Equity Incentive Plan, with an initial annual target of no less than $2,000,000. In connection with his appointment, Mr. Ritchey will receive equity awards with an aggregate target grant date value of $4,000,000 (the “New Hire Equity Incentive”), consisting of (a) 65% time-based restricted stock units with a target grant date value of $2,600,000, subject to four-year vesting with a one-year cliff and quarterly vesting thereafter, and (b) 35% performance-based restricted stock units with a target grant date value of $1,400,000, subject to a three-year performance period and cliff vesting at the end of the performance period. The number of shares subject to the New Hire Equity Incentive will be determined based on the Company’s stock price, calculated using a 30-trading-day trailing volume-weighted average price starting from the grant date.

Under the Employment Agreement, in the event of a termination of Mr. Ritchey’s employment by the Company without “Cause” or by Mr. Ritchey for “Good Reason” (each as defined in the Employment Agreement), Mr. Ritchey will be entitled to (i) continuation of base salary for 12 months, (ii) a lump sum payment equal to any unpaid Annual Bonus (as defined in the Employment Agreement) earned for the immediately preceding calendar year plus the target Annual Bonus for the year of termination, (iii) acceleration of vesting of Time-Based Equity (as defined in the Employment Agreement) that would have vested during the 12-month period following termination, (iv) vesting of a prorated portion of Performance-Based Equity (as defined in the Employment Agreement) based on actual performance through the termination date, and (v) payment of COBRA premiums for up to 12 months. In the event of such a termination within three months before or 18 months following a “Change in Control” (as defined in the Employment Agreement), Mr. Ritchey will be entitled to (i) continuation of base salary for 18 months, (ii) a lump sum payment equal to any unpaid prior year Annual Bonus plus 1.5 times the target Annual Bonus, (iii) full acceleration of vesting of all Time-Based Equity, (iv) vesting of Performance-Based Equity at the greater of target performance or actual performance through the termination date, and (v) payment of COBRA premiums for up to 18 months. The receipt of severance benefits is subject to Mr. Ritchey’s execution of a general release of claims.

The Employment Agreement also requires Mr. Ritchey to comply with the Company’s standard agreements and policies relating to confidentiality, intellectual property, restrictive covenants, and workplace conduct.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no family relationships between Mr. Ritchey and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Ritchey and any other person pursuant to which he was selected as Chief Executive Officer or as a member of the Board. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Ritchey and the Company.

Separation of Chief Executive Officer

In connection with the appointment of Mr. Ritchey, on September 2, 2026, the Company announced that Kevin Coop has stepped down as the Company’s Chief Executive Officer and as a member of the Board, effective August 31, 2026. Mr. Coop’s departure is not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Mr. Coop’s departure constitutes a termination of employment without “Cause” for purposes of any employment, equity compensation or benefits agreement, plan or arrangement of the Company and its subsidiaries to which Mr. Coop is a party or in which Mr. Coop otherwise participates.

The Company expects to enter into a separation agreement with Mr. Coop in connection with his departure (the “Separation Agreement”). The Company will file an amendment to this Current Report on Form 8-K, or a new Current Report on Form 8-K, to disclose the material terms of the Separation Agreement within four business days after the Separation Agreement is executed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated August 28, 2026, by and between the Company and Clay Ritchey
99.1	Press Release Dated September 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

September 2, 2026	By:	/s/ Casey Heller
Date	Name:	Casey Heller
	Title:	Chief Financial Officer